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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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INTERNATIONAL BANCSHARES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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INTERNATIONAL BANCSHARES CORPORATION
Post Office Drawer 1359
Laredo, Texas 78042-1359

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 17, 2010

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of International Bancshares Corporation (the "Company") will be held at IBC's Annex Building, at 2416 Jacaman Rd., Laredo, Texas 78041 on Monday, May 17, 2010 at 3:00 p.m. for the following purposes:

  (1)
  To elect ten (10) directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified;

  (2)
  To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the fiscal year ending December 31, 2010;

  (3)
  To consider and approve a non-binding advisory resolution to approve the compensation of the Company's named executives as described in the Compensation, Discussion and Analysis and the tabular disclosure regarding named executive officer compensation in the Proxy Statement.

  (4)
  To transact such other business as may lawfully come before the meeting or any adjournment thereof.

        Shareholders of record at the close of business on April 1, 2010 are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. The Company's 2009 Annual Report is being furnished with this Proxy Statement to shareholders of record as of the close of business on April 1, 2010. The Annual Report does not constitute a part of this Proxy Statement or proxy solicitation material.

        Pursuant to new rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The enclosed Proxy Statement and the Annual Report are available on our website at www.ibc.com, under the heading "Investors" in the section for "SEC Filings." Additionally, and in accordance with SEC rules, you may access our Proxy Statement and Form 10-K at https://materials.proxyvote.com/459044, which does not have "cookies" that identify visitors to the site.

        In order to ensure the representation of a quorum at the Annual Meeting, shareholders who do not expect to attend the Annual Meeting in person are urged to sign the enclosed proxy and return it promptly to the Trust Division, International Bank of Commerce, P. O. Drawer 1359, Laredo, Texas 78042-1359. A return envelope is enclosed for that purpose.

INTERNATIONAL BANCSHARES CORPORATION

Dennis E. Nixon President
Dated: April 19, 2010

INTERNATIONAL BANCSHARES CORPORATION
1200 San Bernardo Avenue
Laredo, Texas 78040

PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXIES, AVAILABILITY OF PROXY MATERIALS AND VOTING OF PROXIES AND SHARES

  Solicitation and Revocation of Proxies

        The Board of Directors of International Bancshares Corporation, a Texas corporation (the "Company") is soliciting proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Monday, May 17, 2010 at 3:00 p.m., local time, at IBC Annex, at 2416 Jacaman Rd., Laredo, Texas 78041. The Company will pay for the cost of the proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders.

        It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company. No additional compensation will be paid to employees for such services. Any shareholder giving a proxy has the power to revoke it at any time prior to the voting of the proxy by giving notice in person or in writing to the Secretary of the Company at 1200 San Bernardo Avenue, Laredo, Texas 78040 or by appearing at the Annual Meeting, giving notice of revocation of the proxy and voting in person. The approximate date on which this Proxy Statement and the accompanying form of proxy are first sent or given to shareholders is April 19, 2010.

        Important Notice Regarding Availability of Proxy Materials For Annual Meeting To Be Held On May 17, 2010

        Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and our Annual Report are available on our website at www.ibc.com, under the heading "Investors" in the section for "SEC Filings." Additionally, and in accordance with SEC rules, you may access our Proxy Statement and form 10-K at https://materials.proxyvote.com/459044, which does not have "cookies" that identify visitors to the site, and thus protects your privacy.

  Voting of Proxies and Shares

        Only holders of record of common stock, par value $1.00 per share ("Common Stock"), of the Company at the close of business on April 1, 2010 (the "Record Date"), shall be entitled to vote at the Annual Meeting. There were 68,103,940 shares of Common Stock issued and outstanding on the Record Date held of record by approximately 2,483 shareholders. Each owner of record on the Record Date is entitled to one vote for each share of Common Stock held.

        All shares entitled to vote represented by a properly executed and unrevoked proxy received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions given, but, in the absence of instructions to the contrary, such shares will be voted affirmatively. Persons empowered as Proxies will also be empowered to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. Each of the Proxies will have the power to appoint his substitute. Any of the Proxies, or their respective substitutes, who shall be present and acting at the Annual Meeting, shall have and may exercise all the powers granted to the Proxies. If any nominee for director shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Board of Directors recommends.

        If you hold your shares in nominee or street name, a "voting instruction form" is the document used to designate your proxy to vote your shares. If your shares are held in street name by a broker, the broker will vote your shares only if you give your broker instructions on the "voting instruction form." If you do not tell your broker how to vote, your broker may vote your shares in favor of ratification of the auditor appointment and in favor of the non-binding advisory resolution to approve the compensation program, but may not vote your shares on the election of directors or on any other item of business that is not considered a "routine" matter. Under New York Stock Exchange (NYSE) Rule 452, brokers are entitled to vote shares held by them for customers on matters deemed "routine" under applicable rules, even though the brokers have not received voting instructions from their customers. Although the Company is listed on the NASDAQ Global Select Market, Rule 452 affects shareholders of the Company since most of the common stock held in "street name" is held with NYSE member brokers. Your broker will return a proxy card without voting on non-routine matters if you do not give voting instructions with respect to these matters. This is referred to as a "broker non-vote." However, your broker is not required to vote your shares if you do not provide instructions.

        A quorum for the transaction of business at the Annual Meeting requires representation, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock. The judges of election will treat abstentions and broker non-votes as shares that are present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. A quorum with respect to any specific proposal to be voted on at the Annual Meeting requires representation, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote on the proposal. Abstentions will be treated as present and entitled to vote with respect to any proposal submitted to the shareholders for a vote for purposes of determining both the presence of a quorum with respect to such proposal and the approval of such proposal. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, the holder(s) of such shares will not be considered as present and entitled to vote with respect to such matter for purposes of determining either the presence of a quorum with respect to such matter or the approval of such matter. With respect to any proposal other than the election of directors, such proposal shall be determined by the affirmative vote of the holders of a majority of the shares of Common Stock represented, in person or by proxy, at the Annual Meeting and entitled to vote thereon. Thus, abstentions with respect to any such matter will have the same legal effect as a vote against such matter, while broker non-votes will not affect the outcome of such matter. With respect to the election of directors, the directors shall be elected by a plurality vote of the holders of shares of Common Stock present at the Annual Meeting and entitled to vote thereon. Plurality vote means that the nominees receiving the most votes will be elected regardless of the number of votes each nominee receives.

  Annual Meeting Admission

        If you wish to attend the Annual Meeting in person, you must present a valid form of photo identification, such as a driver's license. If you are a beneficial owner of Company Common Stock that is held of record by a bank, broker or other nominee, you will also need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. No cameras, recording equipment, or electronic devices will be permitted in the meeting.

PROPOSAL—1

ELECTION OF DIRECTORS

  Nominees for Election as Director

        Ten directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Each director is to hold office until the next Annual Meeting and until his or her successor is elected and qualified. The Proxies named in the accompanying proxy card, who have been designated by the Board of Directors of the Company, intend to vote for the following nominees, unless otherwise instructed in such proxy card. Certain information concerning each nominee as of April 1, 2010 is set forth below, including information regarding each nominee's positions, if any, with International Bank of Commerce, the Company's lead bank subsidiary ("IBC"):

Nominee for Director	Served as Director Since(1)	Age	Principal Occupation and Directorships(2)
Irving Greenblum	1981	80	International Investments & Real Estate and Director of IBC
R. David Guerra	1993	57	Vice President of the Company since 1986 and President of the IBC Branch in McAllen, Texas and Director of IBC
Daniel B. Hastings Jr.	2000	62	Licensed U.S. Custom Broker and Director of IBC since 2000
Imelda Navarro	2002	52	Treasurer of the Company since 1982 and Senior Executive Vice President of IBC and Director of IBC since 2002
Sioma Neiman	1981	82	International Entrepreneur
Peggy J. Newman	1997	78	Real Estate Investments; President of Newman Poultry Co. and Director of IBC
Dennis E. Nixon	1975	67	Chairman of the Board of the Company since May 1992 and President of the Company since 1979; President, Chief Executive Officer and Director of IBC
Leonardo Salinas(3)	1976	76	Real Estate Investments and Director of IBC
Antonio R. Sanchez, Jr.	1995	67	Chairman of the Board of Sanchez Oil & Gas Corporation; Investments; and Director of IBC
Guillermo F. Trevino	2010	49	President of Southern Distributing and Director of IBC since 2008

(1)
Includes time served as director of IBC prior to July 28, 1980 when the Company became the successor issuer to IBC. Mr. Trevino was appointed to the Board on March 9, 2010 to fill the vacancy created when Mr. Haynes passed away in October 2009. Mr. Haynes had served on the Board of IBC since 1977.

(2)
Except as otherwise noted, each nominee has held the office indicated or other offices in the same company for the last ten years. Includes disclosure of any directorships held at any time during the past five years at any public company or registered management investment company.

(3)
Leonardo Salinas, who had served as Vice President of the Company and Senior Executive Vice President of IBC, retired as of June 30, 2000.

        None of the nominees for director and none of the executive officers of the Company have a family relationship with any of the other nominees for director or executive officers.

        None of the above nominees is or has been during the last five years a director of any other company which has a class of securities registered under, or is required to file reports under, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or of any company registered under the Investment Company Act of 1940, as amended.

        During the last ten years, none of the above nominees has been involved in any legal proceeding that is material to the evaluation of the ability or integrity of the nominee, as set forth in Item 401 of Regulation S-K under the Exchange Act.

The Board of Directors recommends a vote "FOR" each named nominee.

CORPORATE GOVERNANCE

  General

        This section includes information about the qualifications, compensation and meetings of the Board of Directors and the qualification, composition, purpose and meetings of the committees of the Board of Directors. This section also discusses the Code of Ethics of the Company.

  Attendance at Board Meetings

        During 2009, the Board of Directors held eight meetings. All of the directors attended at least 75% of the aggregate of the total number of meetings of the Company's Board of Directors and the total number of meetings held by all committees of the Board on which such director served, except for Sioma Neiman who attended fewer than 75% of such meetings.

  Executive Sessions of Board of Directors

        In addition to Board meetings, non-employee directors meet periodically in executive session without members of management present. The non-employee directors met in executive session four times during 2009. The non-employee directors review in executive session any related person transaction that is required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act.

  Board Nominations

        The Company's Board of Directors does not have a standing nominating committee or any other committee performing similar functions. The Company's Board of Directors has adopted a resolution setting forth certain Guidelines Regarding Nomination of Directors (the "Guidelines"). The Company has not established a separate nominating committee because it desires active participation of all Board members in the analysis and process of making nominations. In addition, nominees for selection are recommended to the whole Board of Directors by a majority of the Company's directors who are "independent" as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules. The Board believes that these measures maintain the integrity of the nomination process in the same manner as if it had established a nominating committee. The Guidelines are available on the Company's website at www.ibc.com. There have been no changes to the procedures by which shareholders may recommend nominees to our Board of Directors since our procedures were disclosed in the Proxy Statement for the 2009 annual meeting.

        Pursuant to the Guidelines, the independent directors seek to recommend individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company's shareholders. The independent directors utilize a variety of methods for identifying and evaluating director nominees. The Board has no formal policy regarding diversity, but diversity is considered by the independent directors when evaluating nominees because the Board believes it is beneficial to the Company for board membership to reflect the diversity of the Company's markets. The independent directors will consider director candidates recommended by shareholders if provided with the following: (i) evidence, in accordance with Rule 14a-8 under the Exchange Act, of compliance with shareholder eligibility requirements; (ii) the written consent of the candidate(s) for nomination as a director and verification as to the accuracy of the biographical and other information submitted in support of the candidate; (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director; and, (iv) all information regarding the candidate(s) and the submitting shareholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors. Any recommendations received from shareholders will be evaluated in the same manner that other potential nominees are evaluated. Any shareholder that wishes to present a director candidate for consideration should submit the information identified above pursuant to the procedures set forth below under "Shareholder Communication with the Board of Directors." In 2009, we received no nominations of board candidates from our shareholders.

  Texas Business Organization Code

        The Board of Directors amended the Company's Bylaws effective January 1, 2010 ("Effective Date"), to update its Bylaws provisions regarding meetings and notices, as well as indemnification provisions of the Company's directors and officers in order to be consistent with the Texas Business Organizations Code ("BOC"), which became effective on the Effective Date. The Company's previous Bylaws reference the Texas Business Corporation Act ("BCA"), which expired on the Effective Date. The BOC was enacted to replace the BCA. The Company's Articles of Incorporation ("Articles") also reference the BCA; however, an amendment of the Articles was not necessary because the BOC was applicable to the Articles on the Effective Date by operation of law.

  Annual Meeting Attendance

        The Company encourages all members of its Board of Directors to attend the annual meetings of shareholders, but it has not adopted a formal policy requiring attendance. All of the members of the Board of Directors of the Company who were directors at the time of the 2009 annual meeting of shareholders except for Antonio R. Sanchez, Jr. were in attendance at such meeting.

  Director Independence

        The Company's Board of Directors has determined that a majority of its members are "independent" as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules. As of April 1, 2010, the following members of the Board of Directors are not independent: Imelda Navarro, Dennis E. Nixon, R. David Guerra, and Antonio R. Sanchez, Jr.

  Director Compensation

        The table below summarizes the compensation paid by the Company to directors, other than the named executive officers, for the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)(1)	Total ($)
Irving Greenblum	5,700	16,400	22,100
Daniel B. Hastings, Jr.	6,600	16,700	23,300
Richard E. Haynes	2,100	7,200	9,300
Sioma Neiman	1,800	6,800	8,600
Peggy J. Newman	3,000	13,100	16,100
Leonardo Salinas	5,700	17,600	23,300
Antonio R. Sanchez, Jr.	4,500	7,700	12,200
Guillermo F. Trevino	—	15,800	15,800

(1)
All directors received certain perquisites from the Company during 2009, but the incremental cost of providing those perquisites was significantly less than the $10,000 disclosure threshold per director. Certain directors of the Company serve as directors of subsidiary banks of the Company, and each such director receives compensation for his or her services as a director of the subsidiary bank in the amount of $900 for each board meeting and $300 for each meeting of a board committee of the subsidiary bank that he or she attends. The amounts paid to directors of the Company for their services as a director of a subsidiary bank are set forth in the "All Other Compensation" column above.

        Each director of the Company receives compensation for his or her services as a director of the Company in the amount of $900 for each board meeting of the Company and $300 for each meeting of a board committee he or she attends. These director fees are set forth in the "Fees Earned or Paid in Cash" column in the foregoing table. Some of the board meetings of the Company were by telephone conference and the directors are not paid for these meetings. Salaried officers of the Company who are directors are not compensated for committee meetings. No stock options or other equity-based awards are granted to non-employee board members. The director fees paid to the named executive officers by the Company and the subsidiary banks are included in the "All Other Compensation" column set forth in the "Summary Compensation Table" below.

  Director Qualifications and Experience

        The following table identifies the primary experience, qualifications, attributes and skills that contributed to the Board's decision to nominate directors to our Board. This information supplements the biographical information provided above. The vertical axis displays the primary factors or attributes reviewed by the Board of Directors in evaluating a board candidate. The absence of an "X" should not be construed to be a determination that the director lacks such an attribute.

Experience Qualification Or Skill	Irving Greenblum	R. David Guerra	Daniel B. Hastings, Jr.	Imelda Navarro	Sioma Neiman	Peggy Newman	Dennis E. Nixon	Leonardo Salinas	Antonio R. Sanchez Jr.	Guillermo F. Trevino
Professional Standing in Chosen field	x	x	x	x	x	x	x	x	x	x
Experience in Financial Services or Related Industry		x		x			x	x	x
Experience Reviewing Financial Statement and Financial Matters	x	x	x	x	x	x	x	x	x	x
Civic and Community Involvement	x	x	x	x		x	x	x	x	x
Independent Director	x		x		x	x		x		x
Leadership and team Building Skills	x	x	x	x	x	x	x	x	x	x
Diversity by Race, Gender or Culture		x	x	x	x	x		x	x	x
Collegial and Insightful	x	x	x	x	x	x	x	x	x	x

  Shareholder Communications With The Board of Directors

        Shareholders may communicate directly with the Board of Directors. All communications should be in writing and directed to the Company's Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors. The Company's Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed appropriate, the Company's Corporate Secretary will forward correspondence to the Chairman of the Board or any specific director to whom the correspondence is directed. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Marisa V. Santos
Corporate Secretary
International Bancshares Corporation
P. O. Drawer 1359
Laredo, Texas 78042

  Code of Ethics

        The Company has adopted a code of business conduct and ethics for executive officers (including the Company's Chief Executive Officer and Chief Financial Officer), known as the International Bancshares Code of Ethics for Financial Professionals. The Company also maintains a code of ethics for all employees and directors, known as the International Bancshares Code of Ethics. The International Bancshares Code of Ethics for Financial Professionals and the International Bancshares Code of Ethics are available on the Company's website at www.ibc.com. Any amendment to, or waiver of, the International Bancshares Code of Ethics for Financial Professionals will be disclosed on such Company website.

  Leadership Structure

        Pursuant to the Company's Bylaws, the President of the Company shall be the chief executive officer ("CEO"). The board appoints one of its members to be the Chairman of the Board and the Chairman of the Board position is not deemed or considered an officer position of the Company. The Board does not have a policy on whether the role of Chairman and CEO should be separate or combined, but believes that the most effective leadership structure for the Company is to combine these responsibilities. The structure avoids duplication of efforts that can result from the roles being separated and avoids confusion within and outside of the Company with respect to who is the highest ranked officer of the Company. The Board also believes that combining these roles enhances accountability for the Company's performance. Furthermore, as the Company has combined these roles for the last 18 years separating them could cause significant disruption in oversight and lines of reporting. Nevertheless, depending upon the circumstances, the Board could choose to separate the roles of Chairman and CEO in the future. The Company does not have a designated lead independent director.

        To help ensure oversight by our independent directors, our Audit, Compensation, Stock Option and Long-Term Restricted Stock Unit Committees are composed only of independent directors, as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

        The entire Board is responsible for overseeing all aspects of management of the Company, including risk oversight.

  The Board's Role in Enterprise Risk Oversight

        The entire Board of Directors is actively involved in overseeing risk management for the Company. The Company's senior risk officers provide a comprehensive risk report to the Board. The full Board also engages in periodic risk management discussions with the senior risk officers, CEO, CFO, and other Company officers as the Board may deem appropriate. In addition, each committee of the Board of Directors has been assigned oversight responsibility for specific areas of risk. The committees consider risks within their areas of responsibility, for instance the Compensation Committee considers risks that may result from changes in compensation programs, and our Asset/Liability, Investment, Balance Sheet-Management, Funds Management/Liquidity Interest Rate Risk Committee focuses on risk related to credit and interest rates, among others. The senior risk officers report directly to the Board of Directors and indirectly to the CEO for administrative purposes.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        At December 31, 2009, the Board of Directors had six active committees; the Audit Committee, the Compensation Committee, the Stock Option Plan Committee, the Asset/Liability, Investment, Balance Sheet-Management, Funds Management/Liquidity Interest Rate Risk Committee, the Long-Term Restricted Stock Unit Plan Committee and the Profit Sharing Plan Committee.

  Audit Committee

        The Audit Committee of the Board of Directors during 2009 consisted of Irving Greenblum, Richard E. Haynes, Daniel B. Hastings, Jr. and Leonardo Salinas. The Audit Committee met four times during the 2009 fiscal year. Mr. Haynes missed all four meetings held during 2009. Mr. Haynes passed away October 23, 2009. The primary functions of the Audit Committee are to recommend the appointment of the independent auditors; to review annual and quarterly financial reports and to review the results of audits by the internal auditor and the independent auditors. Under applicable law, the Audit Committee is required to review with management and the independent auditors the basis for all financial reports. The Board of Directors has adopted a separate Audit Committee Charter. The charter for the Audit Committee is available on the Company's website at www.ibc.com.

        The Company's Board of Directors has determined that none of the Audit Committee members meets the audit committee financial expert criteria as defined by Item 407(d) of Regulation S-K of the Exchange Act. While it might be possible to recruit a person who qualifies solely as a financial expert, the Board does not believe such a candidate would have the other attributes that the Board seeks for Board and Audit Committee members. The Board has determined it is not in the best interests of the Company to nominate as a director someone who does not have the experience, attributes and qualifications that the Board seeks to further the interests of the Company. The Audit Committee during 2010 will consist of four directors, three of whom served in 2009, including Irving Greenblum, Daniel B. Hastings, Jr. and Leonardo Salinas.

Mr. Richard E. Haynes served in the audit committee during 2009; however he passed away on October 23, 2009. Mr. Guillermo F. Trevino, a new board member of IBC who was elected on March 9, 2010 to the Company's Board, was appointed to serve on the Audit Committee. All Audit Committee members are "independent", as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules and Rule 10A-3(b)(1) under the Exchange Act and each has been selected for the Audit Committee by the Board based on the Board's determination that they are fully qualified to (i) review and understand the Company's financial statements, (ii) monitor the performance of management, (iii) monitor the Company's internal accounting operations, (iv) monitor the independent auditors, and (v) monitor the disclosures of the Company to the end that they fairly present the Company's financial condition and results of operations. In addition, the Audit Committee has the ability, on its own, to retain independent accountants or other consultants whenever it deems appropriate; however, during 2009 the Audit Committee did not exercise such authority. The Board of Directors believes that this is comparable to having a financial expert on the Audit Committee.

  Long-Term Restricted Stock Unit Plan Committee

        During 2009, the Long-Term Restricted Stock Unit Plan Committee of the Board of Directors consisted of Irving Greenblum, Daniel B. Hastings, Jr., Peggy J. Newman and Leonardo Salinas. The Long-term Restricted Stock Unit Plan Committee met two times during the 2009 fiscal year, and each member of the Committee attended both meetings. The Long-Term Restricted Stock Unit Plan Committee's primary function is the administration of the 2009 International Bancshares Corporation Long-Term Restricted Stock Unit Plan, which includes determining the form, terms, conditions and amount of each grant under such Plan. The Long-Term Restricted Stock Unit Plan Committee has the authority to retain outside consultants or separate legal counsel, which authority the Committee did not exercise during 2009. Each member of the Long-Term Restricted Stock Unit Plan Committee is "independent", as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

  Report of the Long-Term Restricted Stock Unit Plan Committee

        The Long-Term Restricted Stock Unit Committee of the Board of Directors determines the grants of long-term Restricted Stock to officers, employees, consultants or advisors of the Company or any of its subsidiaries pursuant to the 2009 International Bancshares Corporation Long-Term Restricted Stock Unit Plan (the "LTRSU Plan"). The Long-Term Restricted Stock Unit Committee met twice during 2009. The Long-Term Restricted Stock Unit Committee determined that the Company should award Long-Term Restricted Stock Units to Dennis E. Nixon and certain other officers of the Company's bank subsidiaries during the 2009 fiscal year under the LTRSU Plan. The Committee determined the form, terms, conditions and amount of each recipient's grant pursuant to the LTRSU Plan. The Committee believes its decision to grant Long-Term Restricted Stock Units during 2009 to each recipient is consistent with the compensation objectives of the LTRSU Plan.

        This report is submitted on behalf of the Long-Term Restricted Stock Unit Plan Committee.

Daniel B. Hastings        Irving Greenblum        Peggy Newman        Leonardo Salinas

  Asset/Liability, Investment, Balance Sheet-Management, Funds Management/Liquidity Interest Rate Risk Committee

        During 2009, the Asset/Liability, Investment, Balance Sheet-Management, Funds Management/Liquidity Interest Rate Risk Committee of the Board of Directors consisted of Dennis E. Nixon; Irving Greenlbum; R. David Guerra; Daniel B. Hastings. The Committee will have the same members in 2010 with the addition of Mr. Guillermo F. Trevino who was appointed in March 2010. The Asset/Liability, Investment, balance Sheet-Management, Funds Management/Liquidity Interest Rate Risk Committee met

twice during 2009 and all members of the committee were present. The primary function of the committee is to administer the investment activity of the Company, including the review of regulatory compliance.

  The Profit Sharing Plan Committee

        During 2009, the Profit Sharing Plan Committee of the Board of Directors consisted of Irving Greenblum, Daniel B. Hastings, Jr., Richard E. Haynes, Peggy J. Newman and Dennis E. Nixon. Mr. Leonardo Salinas was added to the committee in October 2009 after Mr. Richard E. Haynes passed away on October 23, 2009. The Company has a deferred profit sharing plan for full time employees with a minimum of one year of continuous employment. The Profit Sharing Plan Committee met once during 2009 and all members of the Committee attended such meeting, except for Mr. Haynes. The primary function of the Committee is to administer the Employee's Profit Sharing Plan.

  Stock Option Plan Committee

        During 2009, the Stock Option Plan Committee of the Board of Directors consisted of Daniel B. Hastings, Jr., Irving Greenblum, Richard E. Haynes and Peggy J. Newman. Mr. Leonardo Salinas was elected to the committee in October 2009 after Mr. Richard E. Haynes passed away on October 23, 2009. The Stock Option Plan Committee met five times during the 2009 fiscal year, and each member of the Stock Option Plan Committee attended all meetings, except Richard E. Haynes who missed one meeting. The Stock Option Plan Committee's primary function is the administration of the 2005 International Bancshares Corporation Stock Option Plan, which includes taking all final action on the amount, timing, price and other terms of all options granted under such Plan. The Stock Option Plan Committee has the authority to retain outside consultants or separate legal counsel, which authority the Stock Option Plan Committee did not exercise during 2009. Each member of the Stock Option Plan Committee that served during 2009 and who is serving in 2010 is "independent" as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

  Report of the Stock Option Plan Committee

        The Stock Option Plan Committee of the Board of Directors determines the stock option grants to executive officers and key salaried employees of the Company. The Company awarded stock options to certain of the executive officers of the Company during the 2009 fiscal year. The Stock Option Plan Committee met five times during the 2009 fiscal year. The primary purpose of the 2005 International Bancshares Corporation Stock Option Plan is to increase the interest of the executives and key salaried employees of the Company, the subsidiary banks and non-bank subsidiaries in the Company's future growth and success through the added incentive created by the opportunity afforded for stock ownership under the Plan. The size of the option grants are determined by the Stock Option Plan Committee based upon a subjective assessment of the respective employee's performance, compensation level and other factors. The exercise price of each option equaled the fair market value of the Common Stock as of the date of grant. The Stock Option Plan Committee believes its decision to grant stock options during 2009 to certain of the executive officers of the Company is consistent with the compensation objectives of the 2005 International Bancshares Corporation Stock Option Plan.

        This report is submitted on behalf of the Stock Option Plan Committee.

Daniel B. Hastings, Jr.        Irving Greenblum        Peggy J. Newman        Leonardo Salinas

  Compensation Committee

        Since all cash compensation paid to executive officers of the Company is paid by the Company's lead bank subsidiary, IBC, the Salary and Steering Committee of IBC's Board of Directors is responsible for making recommendations to the IBC Board of Directors regarding each executive officer's cash compensation. The Salary and Steering Committee of IBC is the same as the compensation committee of the Company (the "Compensation Committee".) Each of the members of the Compensation Committee is an independent director, as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules. The Compensation Committee has the authority to retain outside consultants or separate legal counsel, which authority the Compensation Committee did not exercise during 2009. The Compensation Committee during 2009 consisted of Irving Greenblum, Daniel B. Hastings, Jr., Richard E. Haynes, Peggy Newman and Leonardo Salinas who was appointed to the committee on October 30, 2009 after Mr. Haynes passed away on October 23, 2009, all of whom served on the Company's Board of Directors during 2009. The Compensation Committee met three times during the 2009 fiscal year. Each member of the Compensation Committee attended all the meetings except for Richard E. Haynes who missed two meetings.

  Compensation Committee and Stock Option Plan Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee or the Stock Option Plan Committee was an officer or employee of the Company or any of its subsidiaries in 2009 nor was any member formerly an officer or employee of the Company or any of its subsidiaries, except for Mr. Salinas who, before he retired in 2000, was a Vice President of the Company and a Senior Executive Vice President of IBC. Some of the members of the Compensation Committee, and some of these persons' associates, are current or past customers of one or more of the Company's subsidiary banks. Since January 1, 2009, no transactions between these persons and such subsidiaries have occurred, other than borrowings. In the opinion of management, all of the borrowings have been in the ordinary course of business, have had substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility. Additional transactions may take place in the future.

EXECUTIVE COMPENSATION

  Executive Officers

        The Board elects executive officers annually following the Annual Meeting of Shareholders to serve until the meeting of the Board following the next Annual Meeting. The following table sets forth the name of each executive officer of the Company as of December 31, 2009 and the principal positions held by each officer.

        Certain information as of April 1, 2010 is set forth in the following table concerning the Company's executive officers, each of whom has been elected to serve until the 2010 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified.

Name	Age	Position of Office	Officer of the Company Since
Dennis E. Nixon	67	Chairman of the Board of the Company since 1992 and President and Chief Executive Officer of the Company since 1979; President, Chief Executive Officer and Director of IBC	1979
R. David Guerra	57	Vice President of the Company since 1986 and President of the IBC Branch in McAllen, Texas and Director of IBC	1986
Imelda Navarro	52	Treasurer of the Company since 1982 and Senior Executive Vice President of IBC and Director of IBC since 2002	1982

        There are no family relationships among any of the persons named above. Each executive officer has held the same position or another executive position with the Company during the past five years.

        During the last ten years none of the persons named above has been involved in any legal proceeding that is material to the ability or integrity of such officer as set forth in Item 401 of Regulation S-K under the Exchange Act.

Compensation Discussion and Analysis

  Overview

        In this section, we discuss certain aspects of our compensation program as it pertains to the principal executive officer, the principal financial officer, and the one other most highly-compensated executive officer in 2009. We refer to these three persons throughout as the "executive officers" or the "SEOs." The discussion focuses on compensation and practices relating to our most recently completed fiscal year.

        Our management believes that the performance of each of the executive officers has the potential to impact the Company's short-term and long-term profitability. Therefore, our management places considerable importance on the design and administration of the executive compensation program.

        Generally, the compensation package for each of the executive officers consists of base salary, annual discretionary bonus and a discretionary incentive stock option grant. Also, the executive officers participate in the Employee's Profit Sharing Plan and receive certain perquisites. Stock option grants are determined by the Company's Stock Option Plan Committee and are discussed under the Stock Option Plan Committee's separate report above. All cash compensation paid to executive officers of the Company is paid by IBC. Base salary levels and annual discretionary bonuses are recommended by the Compensation Committee. The Compensation Committee assists the Board of Directors in discharging its responsibilities relating to executive compensation. The Compensation Committee receives recommendations from the Company's President regarding the compensation of executive officers (other than the President). Each member of the Compensation Committee serves as a director of both IBC and the Company and is independent under applicable NASDAQ and SEC standards. Each member of the Compensation Committee is also a member of the Salary and Steering committee of IBC. The Compensation Committee does not have a charter.

        On December 23, 2008, the Company participated in the Capital Purchase Program ("CPP") of the federal government's Troubled Asset Relief Program ("TARP"). See "Participation in the Capital Purchase Program" below for the TARP impact on the Company's executive compensation arrangements. Our participation in TARP has substantially altered our compensation program. Since February 11, 2009, we have been restricted from paying short term cash incentives or issuing stock options to certain executives. The specific changes these regulations impose on our compensation program are discussed in more detail below.

        The challenge for management and the Compensation Committee is to motivate, retain and reward key performers for working harder and smarter than ever in a very difficult banking environment. At the same time, we recognize that some of the tools we would use to accomplish these objectives have been taken away due to the TARP compensation restrictions of TARP. In 2009, management and the Compensation Committee, believing in the long term validity of our compensation program, attempted to preserve the integrity of that program to the extent possible, while respecting the requirements and restrictions of TARP. Please see "Participation in the Capital Purchase Program" below for a more detailed discussion of the TARP impact on executive compensation.

  Compensation Philosophy

        Our Company's compensation philosophy is to maximize long-term return to shareholders consistent with the Company's commitments to maintain the safety and soundness of the institution and provide the highest possible level of service to the customers and communities that it serves. To do this, the

Compensation Committee believes the Company must provide competitive salaries and appropriate incentives to achieve long-term shareholder return.

  Objectives of Executive Compensation

        Our Company's executive compensation policies are designed to achieve four primary objectives:

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  attract and retain well-qualified executive leadership;

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  provide incentives for achievement of corporate goals and individual performance;

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  provide incentives for achievement of long-term shareholder return; and

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  align the interests of management with those of the shareholders to encourage continuing growth in shareholder value.

        The Compensation Committee's goal is to effectively balance salaries with other performance-based compensation commensurate with an officer's individual management responsibilities and contribution to corporate objectives. Each of the three named executive officers has served the Company for over twenty years. The salary and bonus decisions of the Compensation Committee are subjective and focused on whether there is any compelling reason to deviate from the historical compensation pattern for each executive officer. If not, it will be expected that the individual will receive a salary and bonus that is consistent with the historical compensation pattern for that individual. The determination of whether there is a compelling reason to deviate from the historical compensation pattern for an executive officer is based on whether there is a significant change in the trend of financial performance for the Company and whether there is an overall perception that the individual satisfactorily performed his or her duties at the Company. The historical compensation decisions of the Compensation Committee with respect to compensation of the executive officers also reflect the Compensation Committee's subjective assessment of the competitive nature of the markets where the Company does business and the difficulty in retaining qualified executive officers in such markets. The Compensation Committee takes these competitive salary factors into consideration when making its subjective salary and bonus compensation decisions for the executive officers.

  Decisions Regarding Executive Compensation

        The Compensation Committee's recommendations regarding each executive officer's compensation are subjective with regard to both the base salary and discretionary bonus. At the end of each year, a base salary recommendation for the next year and a discretionary bonus recommendation for the previous year are made for each executive officer by the Compensation Committee. When proposing compensation levels the Compensation Committee reviews, discusses and analyzes the historical compensation for each executive officer of the Company and whether there is any compelling reason to deviate from such historical compensation pattern for each executive officer. Only in the event that the Compensation Committee perceives that there will be a long-term trend of negative overall performance of the Company, or in the event that an executive officer is perceived as not having satisfactorily performed their duties at the Company, will the cash compensation of an executive officer be expected to be negatively impacted. The Compensation Committee receives recommendations respecting such analysis from the Company's President (other than as it pertains to the President). Before a vote is taken, members have an opportunity to ask for additional information, to raise and discuss further questions and to consult outside consultants and/or separate legal counsel. During 2009, the Compensation Committee did not consult outside consultants or separate legal counsel. All base salary and bonus recommendations of the Compensation Committee are subject to final approval of the Board of Directors of IBC.

  Elements of Compensation

        Our Company's executive compensation program consists primarily of the following elements: (i) base salary and benefits; (ii) annual cash bonus incentives; (iii) longer-term equity-based incentives in the form of stock options; (iv) participation in the Employees' Profit Sharing Plan and (v) certain perquisites. This year due to the Company's participation in the TARP program, the Company had added an additional element to the Company's executive compensation program in the form of long-term restricted stock units. Each component of compensation is intended to accomplish one or more of the compensation objectives discussed above. Please see "Participation in the Capital Purchase Program" below for the TARP impact on executive compensation.

        Base Salary and Benefits.    Annual base salaries are set to attract and retain executive officers with exceptional abilities and talent. The Compensation Committee considers each executive officer's performance, historical compensation and responsibilities within the Company. As stated above, the salary decisions of the Compensation Committee are subjective and focused on whether there is any compelling reason to deviate from the historical compensation pattern for each executive officer. If not, it will be expected that the individual will receive a base salary that is consistent with the historical compensation pattern for that individual. The Compensation Committee also periodically collects salary information from other publicly-traded bank holding companies in Texas. The Compensation Committee does not have targeted parameters with respect to the review of the salary information collected from such comparator companies, rather, the Compensation Committee collects the salary information for comparison as a means to identify major changes in the overall compensation levels of executive officers of publicly-traded bank holding companies in Texas. Any such major change would be considered by the Compensation Committee in its determination of whether there is a compelling reason to deviate from the historical compensation pattern for any of the executive officers. The Compensation Committee believes that the usefulness of the salary data of comparative companies is limited because the duties of officers with the same title may greatly differ from one company to another. In 2009, the Compensation Committee collected salary information from Cullen/Frost Bankers, Inc., Sterling Bancshares, Inc., Prosperity Bancshares, Inc., Texas Capital Bancshares, Inc., and Comerica, Incorporated. During 2009, neither the Company nor the Compensation Committee retained the services of any compensation consultant.

        Annual Cash Bonus Incentives.    Annual cash bonus incentives are used to reward executive officers for the Company's overall financial performance, taking into consideration individual performance. The discretionary bonus program is intended to compensate each executive officer for the officer's contribution to the Company's (i) financial performance and (ii) other non-financial goals during the previous year.

        As previously discussed, the bonus decisions of the Compensation Committee are subjective and focused on whether there is any compelling reason to deviate from the historical compensation pattern for each executive officer. If not, it will be expected that the individual will receive a bonus that is consistent with the historical compensation pattern for that individual. For each executive officer other than the President, the President conducts a subjective analysis of each officer's individual performance and makes recommendations to the Compensation Committee as to the appropriate discretionary bonus amount, taking into account each officer's historical compensation pattern. With respect to the analysis of individual performance, the President and Compensation Committee only determine whether there is a perception that the executive officer satisfactorily performed their duties at the Company. The Compensation Committee considers the recommendations of the President in determining the amount of the discretionary bonus for each executive officer, other than the President. All decisions of the Compensation Committee with respect to executive compensation are subject to the final approval of the Board of Directors of IBC.

        In addition to considering an executive officer's historical compensation pattern and individual performance, the Compensation Committee also considers four measures of corporate performance in determining annual cash discretionary bonus amounts to be paid to the Company's executive officers. These measures of performance are:

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  earnings per share and earnings per share growth;

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  return on average assets;

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  return on average equity; and

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  non-financial objectives.

        The Company does not have specific performance targets, thresholds or goals for any of the foregoing measures. Each measure is analyzed by the Compensation Committee to determine how it compares to the historical performance of the Company. Even if the performance in a category is not as favorable as the historical performance of the Company in such category, the Compensation Committee will subjectively analyze the reason for the difference and whether the Company believes it will cause a long-term trend of negative overall performance of the Company. The Compensation Committee is focused on the long-term results of the Company and recognizes that there may be periods when certain non-financial objectives may out-weigh near term financial performance. The Compensation Committee believes that the salary and discretionary bonus paid to each of the executive officers in 2009 was appropriate in light of the compensation objectives of the Company.

        The Compensation Committee did not pay a discretionary bonus to Mr. Nixon or any of the other five most highly compensated employees of the Company for services rendered to the Company in 2009 pursuant to the restrictions set forth in the CPP Compensation Regulation as described in "Participation in the Capital Purchase Program" below. On December 18, 2009, our Company's President, Mr. Nixon, received an award of long-term restricted stock units, payable solely in cash, in the amount of $250,000 for his performance during 2009. In order to meet the restrictions in the CPP Compensation Regulations, as discussed in "Participation in the Capital Purchase Program" below, Mr. Nixon's long-term restricted stock units do not exceed one-third of his total annual compensation and are subject to prescribed vesting criteria as set forth in the CPP Regulations, which generally provide for complete vesting after two years of continued performance by Mr. Nixon and payment of the award in cash after the later of the two year vesting period or the repayment of the TARP funds by the Company.

        For services rendered to the Company in 2009, Mr. Nixon, the President of the Company, received a salary of $372,244.00. The amount of Mr. Nixon's salary was consistent with the historical salary compensation pattern for Mr. Nixon, who has served as President of the Company and its predecessor, IBC, since 1979 and whose duties are more extensive than those of the other named executive officers.

        Longer-Term Equity-Based Incentives-Stock Options.    A portion of executive compensation is also linked to corporate performance through equity-based compensation awards in the form of stock options. Awards under the Company's shareholder-approved Stock Option Plan are designed to:

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  align executive officer and shareholder interests;

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  reward officers for building shareholder value; and

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  encourage long-term investment in the Company by executive officers.

        Although our Company has no specific stock ownership guidelines, the Compensation Committee believes that stock ownership by management is beneficial to shareholders and stock options have been granted by the Company to executive officers and key salaried employees pursuant to various shareholder-approved stock option plans for many years. The size of the option grants is determined by the Stock Option Plan Committee based upon a subjective assessment of the respective employee's performance, compensation level and other subjective factors determined by the Stock Option Plan Committee.

        All stock option grants to executive officers have been made pursuant to shareholder-approved stock option plans. The Stock Option Plan Committee administers all aspects of the 2005 International Bancshares Corporation Stock Option Plan (the"Stock Option Plan") and also has authority to determine the individuals to whom and the terms upon which options are granted, the number of shares subject to each option and the form of consideration payable upon the exercise of an option. The President makes recommendations of stock option grants (other than for himself), which the Stock Option Plan Committee then considers. The Stock Option Plan Committee takes final action on the amount, timing, price and other terms of all options granted to executive officers and key salaried employees of the Company. The exercise price of each option granted under the Stock Option Plan equaled the fair market value of the Common Stock as of the date of grant.

        The Stock Option Plan Committee granted an award in the form of stock options to certain of the executive officers in 2009. The Stock Option Plan Committee has no formal policy as to timing of awards of stock options other than as set forth below with respect to the release of material non-public information. The Stock Option Plan Committee's decision to grant stock options to certain of the executive officers in 2009 was consistent with the historic compensation practices for such executive officers, which compensation practices span a range of at least twenty years for each executive officer and include a number of years when the executive officers were granted stock options. Historically, the Company has not granted stock options to the executive officers every year. Prior to the grants in 2009, stock option awards had been granted to at least one of the executive officers in five of the ten years ended 2005, although the President has not received any stock option awards since 1997. All stock option awards under the Stock Option Plan have been made at the market value of the Company's common stock on the date of grant. Stock options granted under the Stock Option Plan are generally granted for a term of eight years and have a six year vesting schedule. The Stock Option Plan permits the exercise price to be paid by delivery of cash or by surrendering shares of the Company's common stock. Vesting of stock options may be accelerated upon certain events, including a change in control of the Company. Approximately fifty percent of all stock options outstanding and held by executive officers at December 31, 2009 were vested. The Stock Option Plan is a tandem plan that provides for the granting of nonstatutory stock options and incentive stock options. The most recent stock options granted to executive officers in 2009 were all incentive stock options. The Stock Option Plan Committee believes its decision to grant stock options to certain executive officers in 2009 is consistent with the Company's compensation objectives. No stock options were granted to Mr. Nixon or any of the other five most highly compensated employees of the Company pursuant to the compensation restrictions of TARP as discussed in "Participation in the Capital Purchase Program" below.

  Long Term Restricted Stock Unit Plan

        On December 18, 2009, the Company's Board of Directors adopted the 2009 International Bancshares Corporation Long-Term Restricted Stock Unit Plan (the "LTRSU Plan") to give the Company additional flexibility in the compensation of its officers, employees, consultants and advisors in compliance with all applicable laws and restrictions. The Plan provided for both the issuance of long-term restricted stock units that complied with the restrictions of the CPP Compensation Regulations applicable to the five most highly compensated employees as well as long-term restricted stock units that did not comply with such restrictions. Long-term restricted stock units issuable under the Plan are not equity and are payable only in cash. One of the five most highly compensated employees of the Company, Dennis E. Nixon, the Company's President and one of the SEOs, received an award of long-term restricted stock units that does comply with the restrictions set forth in the CPP Compensation Regulations for the five most highly compensated employees of the Company. On December 18, 2009, Mr. Nixon received an award of long term restricted stock units in the amount of $250,000 for his performance during 2009. In order to meet the restrictions in the CPP Compensation Regulations, Mr. Nixon's long term restricted stock units do not exceed one-third of his total annual compensation.

        Profit Sharing Plan.    The Company has a 401(k) deferred profit sharing plan for full-time employees with a minimum of one year of continuous employment with the Company in order to provide a tax-advantaged savings vehicle to employees. It is a tax-qualified, defined contribution plan. The Company's annual contribution to the profit sharing plan is based on a percentage, as determined by the Board of Directors, of total compensation paid during the year to participants of the profit sharing plan. Allocation of the contribution among officers and employees' accounts is based on length of service and amount of salary earned. Profit sharing costs of $4,366,326 were charged to income for the year ended December 31, 2009. This profit sharing plan and the Company's contribution to the plan enhance the range of benefits the Company offers to executives and employees and enhances the Company's ability to attract and retain employees.

        Perquisites and Other Personal Benefits.    The Company provides the executive officers with modest perquisites and other personal benefits. The perquisites we offer are common in the financial services industry and help the Company attract and retain superior employees for key positions. Some of the perquisites are intended to serve a business purpose because they enhance the ability of the employees of the Company to attract and retain customers of the Company. The perquisites and other benefits represent a small part of the Company's overall executive compensation package. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers. The primary perquisites are club memberships and the use of Company aircraft. The perquisites are disclosed in the Summary Compensation Table and they are itemized in the related supplemental table.

        In September 2009, the Company adopted an Excessive or Luxury Expenditure Policy as required by the CPP Compensation Regulations as discussed below in "Participation in the Capital Purchase Program." That policy serves to reinforce the Company's long-standing commitment to control expenses and confirmed the Company's intention to continue to aggressively stress conservative business practices. The Policy provides that transportation for Company staff to outlying locations for business purposes should be conducted in the most cost appropriate way for the Company. The determination of transportation analysis will factor in cost, efficiency and timeliness of travel. With respect to air travel, the Policy provides that the Company's Bank Security Policy pertaining to air travel by certain designated key individuals, as discussed below, must be followed at all times.

        The efficiencies afforded by corporate aircraft are a key factor in the Company's business plan in view of the Company being headquartered in Laredo, Texas. The Company's Board has engaged an outside security consultant to assess security risks to the executive management of the Company and adopted the Bank's Security Policy based on the recommendations of the security consultant. In view of the location of the Company's headquarters in Laredo on the Texas/Mexico border, the security consultant recommended that the Principal Executive Officer of the Company, Mr. Nixon, and his family use a Company plane for all business and personal travel. Although Mr. Nixon and his family's personal use of the Company plane is required by the Company for security reasons, the Company still reports for Securities and Exchange Commission disclosure purposes the personal use of the Company plane as a perquisite of Mr. Nixon. The Company reports use of corporate aircraft by executive officers as a perquisite or other personal benefit unless it is integrally and directly related to the performance of the executive's duties. The personal use of the aircraft is reported at the Company's incremental cost. The Company estimates the incremental cost to be equal to the Company's average incremental operating cost, which includes items such as fuel, maintenance, landing fees, trip-related permits, trip-related hangar costs, trip-related catering, meals and supplies, crew expenses during layovers, and any other expenses incurred or accrued based on the number of hours flown. This method fairly approximates the Company's incremental cost; however, it may overstate the Company's actual incremental cost in situations where the Company's aircraft would have flown on such trip for business purposes anyway and space would have been available at little or no additional incremental cost to transport the executive or his or her guest(s) who were not traveling for business purposes.

  Tax and Regulatory Considerations

        The Compensation Committee has considered the limitations on deductibility of compensation of the executive officers under Section 162(m) of the Code. Section 162(m) of the Code provides that publicly-held companies may not deduct compensation paid to certain executive officers in excess of one million dollars annually, with certain exemptions for qualified, shareholder-approved "performance-based" compensation; however, the Company no longer has any such "performance-based" compensation plan since the Company's former Executive Incentive Compensation Plan was terminated in December 2008. The Compensation Committee reserves the right to use its judgment to authorize compensation payments that may not be deductible under Section 162(m) when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its shareholders.

        As a result of the Company's participation in TARP (see "Participation in the Capital Purchase Program"), the Company will be subject to amendments to Section 162(m) which limit the deductibility of all compensation, including performance based compensation, to $500,000 per executive with respect to any taxable year during which the U.S. Treasury retains its TARP investment in the Company. When the Company's Board of Directors determined to participate in TARP, it was aware of, factored into its analysis and agreed to, the potential increased after-tax cost of its executive compensation program that would arise because of the TARP Program's $500,000 deduction limitation. However, and especially in connection with the limitations imposed upon executive compensation by participation in TARP (see "Participation in the Capital Purchase Program"), the Company realizes that executive compensation must remain competitive and aligned with shareholder interests, which may result in the Company providing compensation that is not always deductible. The Company contends that retaining the right leadership is of greater shareholder value than achieving 100% deductibility of all executive compensation at all times. This limitation on deductibility does not affect any officer's receipt of compensation, but increases the company's tax liability.

        The Company and the Compensation Committee also take into consideration various other tax and regulatory matters when determining the amount and type of compensation awarded to executives. These areas include Section 409 of the Code relating to deferred compensation and the expensing of equity grants under FASB ASC Topic 718. In making compensation structure and award decisions, the Compensation Committee does take into account the impact of these regulatory areas.

  Other Guidelines Affecting Executive Compensation

        Stock-Based Compensation-Timing of Grants.    The Stock Option Plan Committee sets the exercise price of stock options at the closing stock price on the date of grant. The Stock Option Plan Committee tries to make stock option grants at times when the exercise price will not be influenced by releases of material, non-public Company information. The Company does not time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation.

        Adjustments to Incentive Compensation as a Result of Financial Statement Restatements.    The Company does not have a policy or guideline regarding the adjustment or recovery of awards or payments to executive officers if the relevant Company's performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. There are forfeiture and recoupment provisions contained in the Company's Long-Term Restricted Stock Unit Plan in accordance with the recoupment provisions of the CCP Compensation Regulations as discussed below. The CCP Compensation Regulations provide for recovery of any bonus payment, retention award, or incentive compensation paid to the TARP Covered Employees based on materially inaccurate financial statements (which includes but is not limited to, statements of earnings, revenues, or gains), or any other materially inaccurate performance metric criteria. For additional information regarding the recoupment of awards, both equity and incentive, please see "Participation in the Capital Purchase Program" below.

  Participation in the Capital Purchase Program.

        The Company elected to issue $216,000,000 of Series A Preferred Stock to the Treasury Department under the CPP of the federal government's TARP. The Company chose to enter the CPP even though the Company was well capitalized because the extra capital provided by the TARP funds further strengthened the Company's capital ratios and enhanced the Company's ability to serve the financial needs of its customers and the communities it serves. As a result of the Company's participation in the CPP, the Company's senior executive officers including Dennis E. Nixon, R. David Guerra and Imelda Navarro have also executed waivers whereby they voluntarily waive any claim against Treasury or IBC for any changes to his/or her compensation or benefits that are required to comply with the executive compensation restrictions applicable to TARP participants and acknowledging that the regulations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements as they relate to the period during which the Company is a TARP participant.

        On February 17, 2009, President Obama signed into law the ARRA. The ARRA imposed additional compensation restrictions and corporate governance standards on TARP recipients. The new law also includes limitations on executive compensation of certain of the most highly-compensated employees and executive officers of financial institutions, such as the Company, that participated in TARP. In June 2009, the Treasury Department issued implementing regulations under ARRA as more fully described in 31 CFR Part 30 (as amended December 7, 2009) (the "CPP Compensation Regulations") that significantly affect our executive compensation program. Those requirements are outlined below.

        Limitations on Incentive Compensation.    The CPP Compensation Regulations contain a prohibition on paying or accruing bonus, incentive or retention compensation for at least the five most highly compensated employees ("MHC"), other than arrangements that meet the following criteria:

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  Payments of "Long-Term Restricted Stock," ("LTRS") including restricted stock units, subject to prescribed vesting criteria included in the CPP Compensation Regulations and having a value of no more than one-third of the employee's total compensation.

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  The LTRS may be payable in stock or in cash, as long as the cash is equivalent to the value of the underlying stock.

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  "Annual compensation" is the amount disclosed in the Summary Compensation Table except that it may exclude actuarial increases in pension plans.

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  For this purpose, "compensation" includes all equity based compensation in the year in which it was granted, measured at fair market value ("FMV") on the grant date.

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  The value of any LTRS grant is included in "compensation" at its FMV on the grant date only in the year that it is granted.

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  The MHC must remain employed for at least 2 years after the LTRS is granted and the grant may not fully vest until all of the CPP investment is repaid.

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  This payment limitation does not apply to any incentives accrued or paid prior to June 15, 2009 if the employee had a legally binding right to receive the payment as of February 11, 2009.

        Golden Parachute Prohibition.    The CPP Compensation Regulations contain a prohibition on making any "golden parachute" payments to the senior executive officers and the next five most highly compensated employees including payments made on account of a "change in control" of the Company.

        Compensation Clawback.    The CPP Compensation Regulations subject bonus, incentive and retention payments made to the senior executive officers and the next 20 most highly compensated employees to a "clawback" if based on materially inaccurate financial statements (which include, but is not limited to, statements of earnings, revenues or gains) or any other materially inaccurate performance metric criteria.

        Prohibition of Plans Encouraging Excessive Risk.    The CPP Compensation Regulations contain a prohibition on any compensation plan that would encourage manipulation of reported earnings of the TARP participant.

        Adoption of Luxury Expenditure Policy.    The CPP Compensation Regulations contain a requirement that the Company adopt and the Company has adopted, filed with Treasury and posted on our website an "excessive and luxury" expenditure policy regarding excessive or luxury expenditures including office and facility renovations, aviation or other transportation services and other activities or events that are not reasonable expenditures for staff development, reasonable performance incentives or similar measures in the ordinary course of business.

        Say-On-Pay Non-binding Vote.    The CPP Compensation Regulations contain a requirement for submitting a "say-on-pay" proposal to a non-biding vote of shareholders at annual meetings, whereby shareholders vote to approve the compensation of executives as disclosed pursuant to the executive compensation disclosures included in the proxy statement.

        Treasury Compensation Review.    The CPP Compensation Regulations contain a review by the U.S. Department of Treasury of any bonus, retention awards or other compensation paid to the senior executive officers and the next 20 most highly compensated employees prior to February 17, 2009 to determine if such payments were excessive and negotate for the reimbursement of such excess payments.

        Perquisite and Benchmarking Disclosure.    Pursuant to the CPP Compensation Regulations we are required to annually, within 120 days after year-end, disclose to Treasury and the FDIC the payment of perquisites exceeding $25,000 for any employee subject to bonus restrictions (our MHCs), including the amount and nature of the perquisite and the justification for providing it. We also must annually disclose to Treasury and the FDIC information about our use of compensation consultants for benchmarking.

        CEO and CFO Certifications.    Pursuant to the CPP Compensation Regulations our CEO and CFO must provide, within 90 days after the close of each fiscal year, compliance certifications to Treasury confirming our compliance with the CPP Compensation Regulations. These certifications are filed as Exhibits to our 10-K and we must preserve supporting records and documentation for at least 6 years after the certification.

        Compensation Committee Review and Certification.    In addition, the CPP Compensation Regulations establish a compliance reporting regime, which includes a requirement that the Compensation Committee meet twice a year to review the entity's compensation policies for unnecessary risk, and to annually disclose its findings. Pursuant to the review requirements the Compensation Committee must:

  •
  Review every six months all employee compensation plans with senior risk officers to identify and eliminate excessive risk components;

  •
  Annually provide a narrative description of how the SEO compensation plans do not encourage excessively risky behavior and certify that the SEO incentive compensation arrangements do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the institution.

        The CPP Compensation Regulations apply to any entity that has received funds under TARP and shall generally continue to apply for as long as any obligation arising from securities issued under TARP, including preferred stock issued under the CPP, remain outstanding. These restrictions shall not apply to any TARP recipient during such time when the federal government (i) only holds any warrants to purchase common stock of such recipient or (ii) holds no preferred stock or warrants to purchase common stock of such recipient. Pursuant to the provisions of the ARRA, the Company shall be permitted to repay the $216 million it received under TARP, subject to consultation with the Federal Reserve, without regard to certain repayment restrictions in the Securities Purchase Agreement the Company entered into with the Treasury Department.

  Conclusion

        We believe the Company's 2009 executive compensation program's mix of salary, annual cash bonus incentives, long-term restricted stock units, and longer-term equity-based incentives in the form of stock options motivates the Company's management team to produce strong results for shareholders. Our Board believes this compensation program strikes an appropriate balance between the interests and needs of the Company and appropriate employee rewards based on shareholder value creation.

Compensation Committee Narrative Description of Review of Risks Associated
With Compensation Plans

        The Compensation Committee has discussed, reviewed and evaluated with the senior risk officers at least every six months since September 14, 2009, for the period ending with the last day of the Company's fiscal year containing that date (the applicable period), SEO compensation plans and employee compensation plans and the risks these plans pose to the Company with the goal to identify any features of the Company's incentive compensation arrangements that could lead SEOs or other employees to take unnecessary and/or excessive risks that threaten the Company's value; to eliminate those features; to eliminate any features in the compensation arrangements that could encourage manipulation of reported earnings to enhance the compensation of any employee and to identify and mitigate any risks arising from the Company's compensation policies and practices for employees that are reasonably likely to have a material adverse affect on the Company.

        The Company's SEO compensation plans or arrangement are the same as the employee compensation plans or arrangements. As discussed in the "Compensation Discussion and Analysis" above, the Company's SEO and employee compensation arrangements, other than the new Long Term Restricted Stock Unit Plan, have been in place for many years, are not complicated and include the following:

  •
  Base Salary

  •
  Annual Discretionary Cash Bonus

  •
  Stock Option Plan

  •
  Long Term Restricted Stock Unit Plan

  •
  Profit sharing Plan

  •
  Perquisites and other Personal Benefits

        In its deliberations, the Committee noted that the Company's only compensation arrangement that included specific performance thresholds was the Executive Incentive Compensation Plan ("EICP") and that the EICP was terminated effective as of December 19, 2008. None of the Company's employee compensation arrangements for the year ended December 31, 2009 had specific performance thresholds. The Committee confirmed that the Company's employee compensation decisions are subjective and focus on an individual's management responsibilities and contribution to the Company's corporate objectives, rather than formulaic performance thresholds that could lead to the employee, whether or not an SEO, taking unnecessary or excessive risks or otherwise manipulating the Company's reported earnings in order to meet the formulaic performance threshold. Accordingly, the Committee determined that the Company's compensation arrangement do not encourage behavior based on short term results rather than the long-term value of the Company. The Committee also confirmed that neither the Committee nor the Board of Directors of the Company engaged a compensation consultant at any time during 2009.

        Based on its review and discussion of each SEO and employee compensation plan, the Committee determined that no SEO or employee compensation plan encourages the SEOs or the employees to take unnecessary and/or excessive risks that threaten the Company's value. The Committee also determined that no employee compensation plan encourages the manipulation of reported earnings to enhance the compensation of any employee. The Compensation Committee further determined that there are no risks arising from the Company's compensation policies and practices for employees that are reasonably likely to have a material adverse affect on the Company.

        As part of its review of the SEO and employee compensation arrangements, the Compensation Committee carefully considered whether actions were necessary to limit unnecessary risks posed by any employee compensation plan. The Compensation Committee did not find that any SEO or employee compensation arrangement posed any unnecessary risk so no specific action was taken to limit such risk; however, the Committee did take action to ensure that the Company complied with the compensation restrictions set forth in the CPP Compensation Regulations.

        In order to comply with the restrictions on the payment of incentive compensation to the five most highly compensated employees of the Company, the Compensation Committee carefully reviewed the compensation paid to the twenty most highly compensated employees of the Company, as defined in the CPP Compensation Regulations to include affiliate entities, and identified the five most highly compensated employees of the Company according to the definitions in the CPP Compensation Regulations. The Compensation Committee did not grant any cash bonuses or any other prohibited incentive compensation to any of the five most highly compensated employees of the Company. The Compensation Committee also conferred with the Stock Option Plan Committee of the Company and confirmed that no stock options were granted to any of the five most highly compensated employees of the Company.

        On December 18, 2009, the Company's Board of Directors adopted the LTRSU Plan. On December 18, 2009, one of the five most highly compensated employees of the Company, Dennis E. Nixon, the Company's President and one of the SEOs, received an award of long-term restricted stock units in the amount of $250,000 for his performance during 2009. In order to meet the restrictions in the CPP Compensation Regulations, Mr. Nixon's long-term restricted stock units do not exceed one-third of his total annual compensation and the vesting and payment terms of the LTRSUs were required to meet criteria set forth in the CPP Compensation Regulations. The Compensation Committee reviewed the issuance of the LTRSUs to Mr. Nixon and confirmed that they were in accordance with the CPP Compensation Regulations.

        The Compensation Committee also acknowledged and discussed the CPP Compensation Regulations that require the Company to ensure that any bonus, retention award, or incentive compensation paid or accrued during the TARP period to a SEO or one of the next twenty most highly compensated employees is subject to recovery or "clawback" by the Company if the payments or accruals were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

        At the conclusion of the discussion of the compensation arrangements of the Company, the Compensation Committee unanimously authorized the certification found in the Compensation Committee report, below.

Compensation Committee Report and Certification

        The Compensation Committee certifies that:

  1.
  It has reviewed with Senior Risk Officers the senior executive officer (SEO) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company;

  2.
  It has reviewed with Senior Risk Officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

  3.
  It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review, has recommended to the Board of Directors that the disclosure set forth above under the heading "Compensation Discussion and Analysis" be included in this Proxy Statement and incorporated by reference into the Company's annual report on Form 10-K for the year ended December 31, 2009.

        Submitted by the Compensation Committee:

Irving Greenblum        Daniel B. Hastings, Jr.        Peggy J. Newman        Leonardo Salinas

Executive Compensation Tables

        The following information is furnished for the fiscal year ended December 31, 2009 with respect to the Principal Executive Officer, the Principal Financial Officer and the one other executive officer of the Company receiving at least $100,000 in compensation. All cash compensation is paid by IBC, as the Company does not directly pay any cash compensation to the executive officers of the Company. Each of the three named executive officers of the Company is also an executive officer of IBC.

Summary Compensation

        The following table sets forth information regarding compensation earned by the Principal Executive Officer, the Principal Financial Officer and the one other executive officer of the Company who received compensation of at least $100,000 for each of the Company's last two completed fiscal years.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Dennis E. Nixon	2009	372,244	—	250,000	—	—	215,571	837,815
Chairman of the Board,	2008	366,279	300,000		—	1,000,000	238,603	1,904,882
President and Director of the Company; President, CEO and Director of IBC	2007	354,486	300,000		—	1,000,000	265,035	1,919,521
R. David Guerra	2009	218,040	65,000		—	—	59,911	342,951
Vice President and Director of	2008	214,587	36,656		—	—	64,904	316,147
the Company; President of IBC branch in McAllen, Texas and Director of IBC	2007	209,722	16,615		—	—	63,393	289,730
Imelda Navarro	2009	185,697	96,934		8,175	—	37,274	328,080
Principal Financial Officer,	2008	179,617	86,056		—	—	36,969	302,642
Treasurer and Director of the Company, Senior Executive Vice President and Director of IBC	2007	168,443	79,454		—	—	36,195	284,092

(1)
The amounts shown in this column only include the salary paid to the executive officer. All cash compensation paid to the named officers was paid by IBC.

(2)
The amounts shown in this column are discretionary cash bonuses paid by IBC.

(3)
The amounts shown in this column represent the aggregate grant date fair value of the Long-Term Restricted Stock Units computed in accordance with FASB ASC Topic 718, as discussed further in the table entitled "Grants of Plan-Based Awards in 2009" set forth below.

(4)
The amounts shown in this column represent the aggregate grant date fair value of the stock-based compensation granted in the stated fiscal year, in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 16 to our audited financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. No options were granted to any of the named executive officers in fiscal years 2008 or 2007 and the amounts shown for these years have been restated to reflect the change in SEC reporting rules, which formerly required reporting the aggregate expense recognized during the year for all equity awards, including awards granted in prior years, rather than reflecting the fair market value on the date of grant. Accordingly, the amounts for 2008 and 2007 have been changed to reflect no value.

(5)
The amount shown in this column includes the cash bonus paid to Mr. Nixon under the Executive Incentive Compensation Plan before it was terminated.

(6)
The amounts shown in the "All Other Compensation" column include the perquisites and personal benefits set forth in the "All Other Compensation Table" below.

All Other Compensation

Name	Year	Club Memberships	Company Contribution to Profit Sharing Plans(1)	Company and Subsidiary Bank Director Fees(2)	Housing Allowance(3)	Administrative Services(4)	Airplane(5)	Total
Dennis E. Nixon	2009	$3,897	14,842	104,000	—	40,000	52,832	215,571
	2008	3,284	15,944	101,500	25,725	40,000	52,150	238,603
	2007	5,779	16,906	98,100	27,355	40,000	76,895	265,035
R. David Guerra	2009	4,157	13,214	29,500	13,040	—	—	59,911
	2008	3,702	14,862	28,600	17,740	—	—	64,904
	2007	3,466	15,742	28,600	15,585	—	—	63,393
Imelda Navarro	2009	3,897	11,287	20,300	1,790	—	—	37,274
	2008	3,284	12,495	19,400	1,790	—	—	36,969
	2007	3,831	12,709	18,500	1,155	—	—	36,195

(1)
All amounts shown in this column consist of funds contributed or allocated by the Company pursuant to the Company's Employee Profit Sharing Plan, a deferred profit sharing plan for employees with one year of continual employment.

(2)
Director fees include those fees paid by the Company and subsidiary banks where the executive officer serves as director.

(3)
This amount is for a housing allowance provided to officers of the company and subsidiary banks; the amount paid is the differential between the home loan rate and the cost of funds rate.

(4)
This amount is for personal administrative services provided by Company staff to Mr. Nixon.

(5)
Although Mr. Nixon's and his family's personal use of the Company plane is required by the Company for security reasons, the Company still reports for Securities and Exchange Commission disclosure purposes the personal use of the Company plane as a perquisite to Mr. Nixon. The Company reports use of corporate aircraft by executive officers as a perquisite or other personal benefit unless it is integrally and directly related to the performance of the executive's duties. The personal use of the aircraft is reported at the Company's incremental cost. The Company estimates the incremental cost to be equal to the Company's average incremental operating cost, which includes items such as fuel, maintenance, landing fees, trip-related permits, trip-related hanger costs, trip-related catering, meals and supplies, crew expenses during layovers, and any other expenses incurred or accrued based on the number of hours flown. The Company believes this method fairly approximates the Company's incremental cost; however, it may overstate the Company's actual incremental cost in situations where the Company's aircraft would have flown on such trip for business purposes anyway and space would have been available at little or no additional incremental cost to transport the executive or his or her guest(s) who were not traveling for business purposes.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)
				All Other Awards: Number of Securities Underlying Options (#)
					Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option ($)
	Grant Date (b)
Name		Target (#) (d)
Dennis E. Nixon	12/18/2009	14,766	(1)	—	—	250,000	(2)
Imelda Navarro	4/16/2009			2,500	10.40	8,175	(2)

(1)
Mr. Nixon was granted the equivalent of $250,000 worth of Long-Term Restricted Stock Units, which divided by the fair market value of the Company common stock at the time of grant of $16.93 represents 14,766 Long-Term Restricted Stock Units; however, the Long-Term Restricted Stock Units will be paid solely in cash equal to the number of vested Long-Term Restricted Stock Units multiplied by the fair market value of one share of common stock of the Company on the settlement date. The Long-Term Restricted Stock Units, with certain exceptions, provide for full vesting after two years of continued performance by Mr. Nixon and payment of the award in cash after the later of the two year vesting period or the repayment of TARP funds by the Company, as more fully described in "Compensation Discussion and Analysis" above and in the CPP Compensation Regulations.

(2)
This column represents the grant date fair value of the equity award computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of the grant date fair value for Ms. Navarro's stock options are included in footnote 16 to our audited financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. The grant date fair value of the Long-Term Restricted Stock Units for Mr. Nixon was computed based on the Liability Award method of FASB ASC Topic 718 because the units are payable solely in cash. Please see "Compensation Discussion and Analysis" above for more information regarding the Long-Term Restricted Stock Units granted to Mr. Nixon, including the "Participation in the Capital Purchase Program" discussion that specifically discusses the restrictions applicable to Long Term Restricted Stock Units under the CPP Compensation Regulations.

Outstanding Equity Awards at Year End

        The following table sets forth 2009 year end information regarding outstanding equity awards held by the individuals named in the Summary Compensation Table above. During 2009, the Company did grant options to one of the named executive officers of the Company; however, no options were granted to any of the five most highly compensated employees of the Company.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Awards: Payout Unearned or Other have not Vested
R. David Guerra	962	963	26.82	10/14/2013	(1)
Imelda Navarro	1,375	1,375	26.82	10/14/2013	(1)
	125	2,375	10.40	04/16/2017	(2)
Dennis E. Nixon						14,766	(3)	$250,000	(4)

(1)
These options were granted on October 14, 2005 and have a six year vesting schedule, vesting 5%, 10%, 15%, 20%, 25% and 25%. All of the options will expire eight years from the date of grant.

(2)
These options were granted on April 16, 2009 and have a six year vesting schedule, vesting 5%, 10%, 15%, 20%, 25% and 25%. All of the options will expire eight years from the date of grant.

(3)
Mr. Nixon was granted the equivalent of $250,000 worth of Long-Term Restricted Stock Units, which divided by the fair market value of the Company common stock at the time of grant of $16.93 represents 14,766 Long-Term Restricted Stock Units; however, the Long-Term Restricted Stock Units will be paid solely in cash equal to the number of vested Long-Term Restricted Stock Units multiplied by the fair market value of one share of common stock of the Company on the settlement date. These Long-Term Restricted Stock Units, with certain exceptions, provide for full vesting after two years of continued performance by Mr. Nixon and payment of the award in cash after the later of the two year vesting period or the repayment of TARP funds by the Company as more fully described in the "Compensation Discussion and Analysis" above and the CPP Compensation Regulations.

(4)
This reports the grant date fair value of the Long-Term Restricted Stock Units computed in accordance with FASB ASC Topic 718. The grant date fair value of the Long-Term Restricted Stock Units for Mr. Nixon was computed based on the Liability Award method of FASB ASC Topic 718 because the units are payable solely in cash. Please see "Compensation Discussion and Analysis" above for more information regarding the Long-Term Restricted Stock Units granted to Mr. Nixon, including the "Participation in the Capital Purchase Program" discussion that specifically discusses the restrictions applicable to Long Term Restricted Stock Units under the CPP Compensation Regulations.

Option Exercises and Stock Vested

        None of the named executive officers exercised stock options during 2009. None of the named executive officers have received any stock-0based awards that vested during 2009.

Equity Compensation Plan Information

        The following table sets forth information as of December 31, 2009, with respect to the Company's compensation plans:

			C
	A		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	B
Plan Category		Weighted average exercise price of outstanding options, warrants and rights
Equity Compensation plans approved by security holders	823,592	$20.54	142,922

Total	823,592	$20.54	142,922

SECURITY OWNERSHIP OF MANAGEMENT

        Based upon information received from the persons concerned, each of whom is a director and nominee for director, the following individuals and all directors and executive officers of the Company as a group owned beneficially as of April 1, 2010, the number and percentage of outstanding shares of Common Stock of the Company indicated in the following table:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Class
Irving Greenblum(1)	615,284.90%
R. David Guerra(2)	290,712	+	*
Daniel B. Hastings, Jr.	174,018		*
Imelda Navarro(3)	247,657	+	*
Sioma Neiman(4)	518,736.76%
Peggy J. Newman	18,116		*
Dennis E. Nixon(5)	2,586,358		3.80%
Leonardo Salinas(6)	111,414		*
A. R. Sanchez Jr.(7)	10,477,711		15.39%
Guillermo F. Trevino	3,000		*
All Directors and Executive Officers as a group (10 persons)(8)	15,043,006		22.00%

*
Ownership of less than one percent

+
Includes shares which are issuable upon the exercise of options exercisable within 60 days of April 1, 2010 ("currently exercisable options").

(1)
The holdings shown for Mr. Greenblum include 88,331 shares held in a family limited partnership, which he has the power to dispose of and to vote. The holdings for Mr. Greenblum include 34,362 shares held in his wife's name.

(2)
The holdings shown for Mr. Guerra include 962 shares issuable upon the exercise of currently exercisable options. The holdings shown for Mr. Guerra include 267,750 shares held jointly with his wife and 22,000 shares held in a family limited partnership, which he has the power to dispose of and to vote.

(3)
The holdings shown for Ms. Navarro include 1,500 shares issuable upon the exercise of currently exercisable options.

(4)
The holdings shown for Mr. Neiman are in the name of Inar Investments, Corp., of which he is the Managing Director.

(5)
The holdings shown for Mr. Nixon include 160,327 shares held in his wife's name.

(6)
The holdings shown for Mr. Salinas include 51,562 shares held in a family limited partnership, which he has the power to dispose of and to vote.

(7)
Mr. Sanchez owns directly and has the sole power to vote and to dispose of 2,689,560 shares. The shares shown for Mr. Sanchez include 2,848,835 shares owned by the Alicia M. Sanchez Charitable Lead Annuity Trust. Mr. Sanchez serves as a trustee of this trust and has the sole power to vote and dispose of such shares. The shares shown for Mr. Sanchez also include 2,496,351 shares held by trusts in which various family members, including his children, have a vested interest in the income and corpus and for which Mr. Sanchez serves as trustee. Mr. Sanchez has sole power to vote and to dispose of 2,496,351 shares. The totals for Mr. Sanchez reflect (i) 2,004,184 shares held by a limited partnership, the managing general partner of which is a corporation of which Mr. Sanchez is the president and sole shareholder; and (ii) 438,781 shares held by the A. R. "Tony" and Maria J. Sanchez Family Foundation, of which Mr. Sanchez is a director.

(8)
The holdings shown for all directors and executive officers as a group include 2,462 shares issuable upon the exercise of currently exercisable options.

        Except as reflected in the notes to the preceding table, each of the individuals listed in the table owns directly the number of shares indicated in the table and has the sole power to vote and to dispose of such shares.

PRINCIPAL SHAREHOLDERS

        Insofar as is known to the Company, no person beneficially owned, as of April 1, 2010, more than five percent of the outstanding Common Stock of the Company, except as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class
A. R. Sanchez Jr.(1)	10,477,711	15.39%
P.O. Box 2986
Laredo, Texas 78040
BlackRock, Inc.(2)	4,013,743	5.88%
40 East 52nd Street
New York, N. Y. 10022

(1)
Mr. Sanchez owns directly and has the sole power to vote and to dispose of 2,689,560 shares. The shares shown for Mr. Sanchez include 2,848,835 shares owned by the Alicia M. Sanchez Charitable Lead Annuity Trust. Mr. Sanchez serves as a trustee of this trust and has the sole power to vote and dispose of such shares. The shares shown for Mr. Sanchez also include 2,496,351 shares held by trusts in which various family members, including his children, have a vested interest in the income and corpus and for which Mr. Sanchez serves as trustee. Mr. Sanchez has sole power to vote and to dispose of 2,496,351 shares. The totals for Mr. Sanchez reflect (i) 2,004,184 shares held by a limited partnership, the managing general partner of which is a corporation of which Mr. Sanchez is the president and sole shareholder;

  and (ii) 438,781 shares held by the A. R. "Tony" and Maria J. Sanchez Family Foundation, of which Mr. Sanchez is a director.

(2)
BlackRock, Inc. ("Blackrock") is a parent holding company of the BGI Entities who are now included as subsidiaries of BlackRock for purposes of reporting. On December 1, 2009; BlackRock completed its acquisition of Barclays Global Investors from Barclays Bank PLC. Blackrock has sole voting power over 4,013,743 shares and sole dispositive power over 4,013,743 shares. Information relating to this shareholder is based on the shareholder's Schedule 13G filed with the Securities and Exchange Commission on January 20, 2010.

INTEREST OF MANAGEMENT IN
CERTAIN TRANSACTIONS

        Some of the directors, executive officers and nominees for directors of the Company and principal shareholders of the Company and their immediate families and the companies with which they are associated were customers of, and had banking transactions with, the Company's subsidiary banks in the ordinary course of the subsidiary banks' business during 2009, and the Company anticipates that such banking transactions will continue in the future. All loans and commitments to loan included in such banking transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company, which indebtedness is fully performing and complies with Federal lending restrictions included in section 22(h) of the Federal Reserve Act (12 U.S.C. 375b). The indebtedness, in the opinion of management of the Company, did not involve more than a normal risk of collectibility or present other unfavorable features. All credit transactions or other transactions with the subsidiary banks of the Company involving executive officers or directors of the Company are reviewed and approved by at least a majority of the disinterested directors of the respective subsidiary bank.

  Policies and Procedures for Related Person Transactions

        The Company monitors its business dealings and those of its Directors and executive officers to determine whether any existing or proposed transactions would constitute a related-party transaction requiring approval under the Company's related person transactions policy. The Company's related person transactions policy is embodied in the International Bancshares Corporation and Subsidiary Banks and Affiliated Companies Code of Ethics. All business transactions between the Company and any Company director, principal shareholder, officer or employee or his or her immediate family (or entity in which he or she has a substantial interest) must be fully disclosed to the Company. In the event the value of the transaction exceeds $50,000, written disclosure to and approval from the Chief Executive Officer of the Company shall be required and such transactions shall be for full and fair value. No officer or employee of the Company shall be a regular supplier or purchaser of goods or services to or from the Company. The Company's Code of Ethics also requires Directors and executive officers to notify the Company of any relationships or transactions that may present a conflict of interest. Our Directors and executive officers are also required to complete a questionnaire on an annual basis designed to elicit information regarding any such related-party transactions.

        When the Company becomes aware of a proposed or existing transaction with a related party, the Company's chief executive officer, in consultation with management determines whether the transaction would constitute a related-party transaction requiring approval under this policy. If such a determination is made, the chief executive officer and management determine whether, in their view, the transaction should be permitted, whether it should be modified to avoid any potential conflict of interest, whether it should be terminated, or whether some other action should be taken. The non-employee directors would also review in executive session any related person transaction that is required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act. Any violation of the Company's Code of Ethics will result in disciplinary action up to and including termination from the Board and/or employment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, the Company's directors, its executive officers and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file such reports by the applicable dates during 2009. The Company believes that all of these filing requirements were timely satisfied. In making these disclosures, the Company has relied solely on written representations of its directors, executive officers and ten percent shareholders and copies of the reports that they have filed with the Commission.

STOCK REPURCHASES

        Share repurchases are only conducted under a publicly announced repurchase program approved by the Board of Directors or in connection with the cashless exercise of stock options of the Company. The following table includes information about share repurchases for the quarter ended December 31, 2009.

	Total Number of Shares Purchased	Average Price Paid Per Share	Shares Purchased as Part of a Publicly- Announced Program	Approximate Dollar Value of Shares Available for Repurchase(1)
October 1 - October 31, 2009			—	$33,346,000
November 1 - November 30, 2009	68,877	16.08	68,877	32,239,000
December 1 - December 31, 2009	90,309	16.79	90,309	30,722,000

	159,186	$16.48	159,186

(1)
A formal stock repurchase program was adopted on April 9, 2009 and was extended through April 9, 2011.

        Under TARP, the Company may not, without the Treasury Department's consent, repurchase any shares of Common Stock until the earlier to occur of December 23, 2011, or the date on which the Company has redeemed all of the Series A Preferred Stock issued under TARP or the date on which the Treasury has transferred all of the Series A Preferred Stock to third parties not affiliated with the Treasury, unless the repurchase of Common Stock is in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practices. On April 7, 2009, the Company received consent from the Treasury Department to repurchase shares of the Company's common stock; provided, however, that in no event will the aggregate amount of semi-annual cash dividend and common stock repurchases for a given semi-annual period exceed the aggregate amount required to pay the originally permitted semi-annual cash dividend of $.33 per share. The Company may also pay quarterly cash dividends instead of semi-annual cash dividends, in which case the amount available for stock repurchases per quarter when combined with the common stock dividend for such quarter cannot exceed the aggregate amount required to pay a common stock dividend of $0.165 per quarter.

        Following the Treasury Department's consent to the Company's repurchase of the Company's common stock, the Board of Directors established a formal stock repurchase program that authorized the repurchase of up to $40 million of common stock within the following twelve months and the Board of Directors on March 9, 2010 extended the program and again authorized the repurchase of up to $40 million of common stock during the twelve month period expiring on April 9, 2011, which repurchase cap the Board is inclined to increase over time, subject to the limitations imposed by the Treasury Department.

        Additionally, as a result of the Company's participation in TARP, the Company is restricted in the payment of dividends and may not, without the Treasury Department's consent, declare or pay any dividend on the Company Common Stock other than a regular semi-annual cash dividend of not more than $.33 per share, as adjusted for any stock dividend or stock split, and as further limited by the use of funds for stock repurchases as set forth in the consent from the Treasury Department with respect to stock repurchases by the Company. The restriction ceases to exist only on the earlier to occur of December 23, 2011 or the date on which the Company has redeemed all of the Series A Preferred Stock issued under TARP or the date on which the Treasury has transferred all of the Series A Preferred Stock to third parties not affiliated with the Treasury.

PROPOSAL—2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

        The Board of Directors of the Company has appointed the firm of McGladrey & Pullen, LLP to audit the accounts of the Company and its subsidiaries for the 2010 fiscal year. The firm audited the books of the Company and its subsidiaries for the 2009 and 2008 fiscal years. The firm was retained on August 24, 2007.

        Audit services rendered by McGladrey & Pullen, LLP for the fiscal year ended December 31, 2009 included the annual audit of the Company's consolidated financial statements, which are included in reports to shareholders and the Securities and Exchange Commission and consultation on accounting and related matters and services performed in connection with other regulatory filings.

        Representatives of McGladrey & Pullen, LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        Ratification of the appointment of independent auditors is not a matter which is required to be submitted to a vote of shareholders, but the Board of Directors considers it appropriate for the shareholders to express whether they ratify the appointment. If shareholder ratification is not obtained, the Board of Directors would consider an alternative appointment for the succeeding fiscal year. The Board of Directors of the Company recommends that the shareholders ratify the appointment of McGladrey & Pullen, LLP as the independent auditors. The affirmative vote of a majority of the shares present and entitled to vote thereon will constitute approval.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table sets forth the aggregate fees billed to the Company for (i) the year ended December 31, 2009 by the Company's principal accountant firm, McGladrey & Pullen, LLP, as well as the Company's tax advisor, Padgett, Stratemann & Co., LLP and (ii) the year ended December 31, 2008 by the

Company's principal accountant firm, McGladrey & Pullen, LLP as well as the Company's tax advisor, Padgett, Stratemann & Co., LLP.

	December 31,
	2009	2008
Audit Fees(1)	$1,183,140	$1,269,341
Audit-Related Fees(2)	—	—

Audit and Audit Related Fees	1,183,140	1,269,341
Tax Fees(3)	328,162	6,570
All Other Fees	—	—

Total Fees	$1,511,302	$1,275,911

(1)
Audit fees consist of fees billed for professional services rendered in connection with the audit of the annual consolidated financial statements of the Company, quarterly financial statements included in Forms 10Q, and services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)
Audit-related fees consisted principally of fees for due diligence services.

(3)
Tax Fees consisted of fees for tax consultation and tax compliance services.

        None of the audit-related fees or tax fees billed in 2009 or 2008 were provided under the de minimis exception to the Audit Committee pre-approval requirements.

  Policy on Audit Committee Pre-Approval of Audit Services

        The Audit Committee has considered whether the provision of services covered in billings included under the "All Other Fees" category listed above is compatible with maintaining the principal auditors' independence. The Audit Committee has concluded that the provisions of such services would not jeopardize the independence of McGladrey & Pullen, LLP as the Company's principal auditors. The Audit Committee's Charter requires that the Audit Committee pre-approve all audit and non-audit services to be provided to the Company by the independent accountants; provided, however, that the Audit Committee may specifically authorize its Chairman to pre-approve the provision of any non-audit service to the Company. Pre-approval is sought for each particular service and is subject to specific engagement authorization from the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The procedures for pre-approving all audit and non-audit services to be provided to the Company by the independent accountants include the Audit Committee's review of a categorized budget for all audit services, audit-related services, tax services and other services. Audit Committee approval would be required to exceed the budgeted amount for a particular category or to engage the independent accountants for any services not set forth in the budget. The Audit Committee periodically monitors the services rendered by and actual fees paid to the outside accountants to ensure that the services and amounts are within the parameters approved by the Audit Committee or the Chairman of the Audit Committee.

AUDIT COMMITTEE REPORT

        The Company's Audit Committee is responsible for providing objective and independent oversight of the Company's accounting functions and internal controls. Such oversight responsibility includes, but is not limited to, making recommendations concerning the engagement of independent auditors, reviewing the consolidated financial statements and the scope of the independent annual audit, reviewing and reassessing the adequacy of the Audit Committee's charter, reviewing with the independent auditors the results of their audit, considering the range of audit and non-audit fees, monitoring internal financial and accounting controls and performing such other oversight functions as may be requested from time to time by the Board of Directors. The Audit Committee reviewed internal controls independently of management and corporate staff and reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2009, with management and the independent auditors. Management has the responsibility for the preparation, presentation and integrity of the Company's consolidated financial statements and the independent auditors have the responsibility for auditing the Company's consolidated financial statements and expressing an opinion as to their conformity with generally accepted U.S. accounting principles.

REPORT:

        The Audit Committee has:

  •
  reviewed and discussed the audited consolidated financial statements with management;

  •
  discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board AU Section 380—Communication with Audit Committees; and

  •
  received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the audit committee concerning independence, and has discussed with the independent auditor the independent auditor's independence.

        Based on the review and discussions with management and the Company's independent auditors referenced above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

        The Board of Directors has determined that the members of the Audit Committee are "independent" as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules and Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee has adopted a written charter. The Audit Committee Charter is available on the Company's website at www.ibc.com.

        This report is submitted on behalf of the Audit Committee.

Irving Greenblum	Daniel B. Hastings, Jr.	Leonardo Salinas	Guillermo F. Trevino

        This report by the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

PROPOSAL—3

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

        On February 17, 2009, the ARRA was signed into law. In addition to a number of programs intended to stimulate the economy, ARRA imposes significant new requirements for and restrictions relating to the compensation arrangements of financial institutions that received government funds under the CPP, including institutions like the Company who received TARP funds prior to ARRA.

        One of the new requirements is that any meeting of shareholders at which directors are to be elected which is held during the period in which a company is a TARP participant must permit a non-binding advisory vote on the executive compensation of the TARP participant. Accordingly, as a current TARP participant we are providing our shareholders at the Annual Meeting with the opportunity to cast a non-binding advisory vote on the compensation of the Company's named executive officers as described in this Proxy Statement through the following resolution:

          "RESOLVED, that the holders of the Company's common stock approve the compensation of the Company's executives named in the Summary Compensation Table, as disclosed in the Company's 2010 proxy statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the Executive Compensation tables and the related footnotes and narrative following the tables)."

        Because the shareholder vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation decisions for named executive officers.

        Our executive compensation programs and policies are designed to attract and retain well-qualified executive leadership; provide incentives for achievement of corporate goals and individual performance; provide incentives for long-term shareholder return and align interests of management with those of the shareholders to encourage continuing growth in shareholder value. The Compensation Committee believes the Company's executive compensation policies and programs and the compensation decisions in 2009 described in this Proxy Statement appropriately reward our named executive officers for their performance.

        The Board recommends that shareholders vote FOR approval of the compensation of the Company's named executives as disclosed in this Proxy Statement pursuant to the SEC's compensation disclosure rules, which disclosure includes the Compensation Discussion and Analysis, the Executive Compensation tables and the related footnotes and narrative following the tables.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

        The 2011 Annual Meeting of Shareholders will be held on Monday, May 16, 2011. In connection with the Company's next annual meeting, shareholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 12 of the Company's Bylaws, which provides that business at an annual meeting of shareholders must be (a) pursuant to the Company's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in Section 12 of the Bylaws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in Section 12 of the Bylaws. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Corporate Secretary.

        To be timely, a shareholder's notice shall be delivered to the Secretary of the Company at 1200 San Bernardo Avenue, Laredo, Texas 78042 not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The Company's 2011 Annual Meeting is scheduled for Monday, May 16, 2011. Thus, a shareholder notice must be received by the Company no later than March 17, 2011 and no earlier than February 15, 2011. If the date of the 2011 Annual Meeting is changed, these dates may change. Such shareholder's notice is required to set forth, as to each matter the shareholder proposes to bring before an annual meeting, certain information specified in the Bylaws. A copy of the Bylaws of the Company may be obtained from the Secretary of the Company at the address set forth above.

        Proposals from shareholders which are intended to be included in the proxy statement relating to the Company's 2011 Annual Meeting of Shareholders must comply with Rule 14a-8 under the Exchange Act and must be received in writing by the Company at its principal executive offices at the address set forth above no later than December 22, 2010.

OTHER MATTERS

        No business other than the matters set forth in this proxy statement is expected to come before the meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company. In the event that any of the nominees for director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as Proxies will vote for such substitute nominee(s) as the Board of Directors recommends, or in the absence of such recommendation, such other persons as they consider to be in the best interests of the Company.

INTERNATIONAL BANCSHARES CORPORATION

Dennis E. Nixon President

Dated: April 19, 2010

THE COMPANY'S 2009 ANNUAL REPORT IS BEING FURNISHED WITH THIS PROXY STATEMENT TO SHAREHOLDERS OF RECORD AS OF THE RECORD DATE. THE ANNUAL REPORT DOES NOT CONSTITUTE A PART OF THIS PROXY STATEMENT OR PROXY SOLICITATION MATERIAL. THE COMPANY WILL PROVIDE SHAREHOLDERS WITH A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FOR THE PERIOD ENDED DECEMBER 31, 2009, WITHOUT CHARGE, UPON WRITTEN REQUEST ADDRESSED TO THE TREASURER OF THE COMPANY, MS. IMELDA NAVARRO AT THE ADDRESS LISTED BELOW. THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND THE EXHIBITS FILED WITH IT ARE ALSO AVAILABLE ON OUR WEBSITE AT WWW.IBC.COM UNDER THE HEADING "INVESTORS" IN THE SECTION FOR "SEC FILINGS." ADDITIONALLY, THE ENCLOSED PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE ON OUR WEBSITE AT WWW.IBC.COM UNDER THE HEADING "INVESTORS" IN THE SECTION FOR "SEC FILINGS." ADDITIONALLY, AND IN ACCORDANCE WITH SEC RULES, YOU MAY ACCESS OUR PROXY STATEMENT AND FORM 10-K AT https://materials.proxyvote.com/459044, WHICH DOES NOT HAVE "COOKIES" THAT IDENTIFY VISITORS TO THE SITE.

INTERNATIONAL BANCSHARES CORPORATION
P. O. Drawer 1359
Laredo, Texas 78042-1359
(956) 722-7611 Extension 6222

INTERNATIONAL BANCSHARES CORPORATION
For the Annual Meeting of Shareholders
Called for May 17, 2010

        The undersigned shareholder(s) of International Bancshares Corporation, a Texas corporation (the "Company"), hereby revoking all proxies previously granted appoint(s) Irving Greenblum, Daniel B. Hastings, Jr. and Leonard Salinas, and each of them, as Proxies, each with power to appoint his substitute, and hereby authorize(s) them to vote, as designated below, all the shares of the Company's Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held on Monday, May 17, 2010 at 3:00 P.M., local time, and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present:

1.
ELECTION OF DIRECTORS. Nominees: I. Greenblum, R.D. Guerra, D. B. Hastings, Jr., I. Navarro, S. Neiman, P. J. Newman, D. E. Nixon, L. Salinas, A. R. Sanchez, Jr., Guillermo F. Trevino

FOR, all nominees listed above ☐	FOR, all nominees listed above, except for the nominee(s) set forth on the line below ☐
WITHHOLD AUTHORITY, to vote for all nominees listed above ☐ (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)
The Board of Directors recommends a vote FOR all nominees.
2.
PROPOSAL TO RATIFY THE APPOINTMENT OF McGladrey & Pullen, LLP as the independent auditors of the Company for the fiscal year ending December 31, 2010.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends a vote FOR the above ratification.

(Continued on reverse side)

3.
PROPOSAL TO CONSIDER AND APPROVE a non-binding advisory resolution to approve the compensation of the Company's named executives as described in the Compensation, Discussion and Analysis and the tabular disclosure regarding named executive officer compensation in the Proxy Statement.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends a vote FOR the above proposal.

4.
In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof. Any of the Proxies, or their respective substitutes, who shall be present and acting at the Annual Meeting shall have and may exercise all of the powers hereby granted.

EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE THEREON. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL THE NOMINEES AND FOR PROPOSALS 2 AND 3 ABOVE. THE DESIGNATED PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN SECTION 4.

        The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of the Company dated April 19, 2010.

Dated:	, 2010	Signature(s)
(Signature should agree with name of Stock Certificate as stenciled thereon. Executors, Administrators, Trustees, etc. should so indicate when signing).
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO ITS EXERCISE
RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE
I do        do not        plan to attend the Annual Meeting of Shareholders.

QuickLinks

PROXY STATEMENT
PROPOSAL—1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF MANAGEMENT
PRINCIPAL SHAREHOLDERS
INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCK REPURCHASES
PROPOSAL—2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
PRINCIPAL ACCOUNTANT FEES AND SERVICES
AUDIT COMMITTEE REPORT
PROPOSAL—3 NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING
OTHER MATTERS